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Exhibit 10.30

ASSIGNMENT OF LEASE AGREEMENT

        THIS ASSIGNMENT AGREEMENT, effective on February 1, 2007 (this "Agreement"), is among ProlX Pharmaceuticals Corp., assignor ("ProlX"), ProlX Pharmaceuticals Corp., co-assignee ("Successor ProlX"), Biomira Inc., co-assignee ("Biomira"), and 221 E. 6th ST, LLC ("Landlord"). Capitalized terms used but not defined in this Agreement will have the respective meanings ascribed to such terms in the Commercial lease Agreement dated March 26, 2004 between Landlord and ProlX Pharmaceuticals Corp. ("ProlX") (the "Lease"). The parties acknowledge the lease term is April 1, 2004 through and including March 31, 2011 with one option to renew for a 3-year period.

BACKGROUND

        ProlX has been acquired by Biomira pursuant to that certain Agreement and Plan of Reorganization by and among Biomira, Biomira Acquisition Corporation, ProlX, and certain stockholders of ProlX. ProIX now wishes to assign the Lease to the new corporate entity that is ProlX's legal successor, also called ProlX Pharmaceuticals Corp., co-assignee, ("Successor ProlX") as well as to assign the lease to Biomira Inc., co-assignee ("Biomira"), and Landlord consents to such assignment.

The parties therefore agree as follows:

  1)
  Consent to Assignment. Pursuant to Section 28 of the Lease, Landlord hereby irrevocably consents to the assignment of the Lease by ProlX to Successor ProlX and Biomira as co-assignees.

  2)
  Assumption of ProlX's Obligations in the Lease. Successor ProlX and Biomira, as co-assignees, irrevocably assume and agree, as of February 1, 2007, to pay, perform, observe and discharge as and when due all liabilities under the Lease that were previously ProlX liabilities.

  3)
  Full, Joint and Several Liability. ProlX, assignor as well as Successor ProlX and Biomira, co-assignees, each agree to be fully, jointly and severally liable under all terms and conditions of the lease.

  4)
  Security Deposit. The parties acknowledge the security deposit under the lease is Five Thousand Dollars ($5,000) paid by the original Tenant/Assignee and that Landlord shall retain such under the security deposit lease provisions.

  5)
  Successors and Assigns. Subject to the terms of the Lease, this Agreement will be binding upon and will inure to the benefit of Successor ProlX and Biomira, co-assignees and their successors and permitted assigns.

  6)
  Amendments and Waivers. This Agreement may not be amended, supplemented or modified, except by a written agreement between the parties.

  7)
  Counterparts. This Agreement may be executed (including, without limitation, by facsimile signature) in one or more counterparts, with the same effect as if the parties had signed the same document. Each counterpart so executed will be deemed to be an original, and all such counterparts will be construed together and will constitute one agreement.

  8)
  Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

  9)
  Severability. If any provision or portion of a provision of this agreement is declared void and unenforceable, such provision or portion of such provision shall be deemed severed from this agreement, which shall otherwise remain in full force and effect.

  10)
  Inspection and Premises Acceptance. New Tenants/Co-Assignees acknowledge that an authorized agent of co-assignees has thoroughly inspected the leased premises and New Tenants/Co-Assignees, agree that all portions of the premises, inside and outside, are in good working order. New Tenants/Co-Assignees accept the premises in "as is" condition as of the effective date of this assumption, February 1, 2007 with Landlord acknowledging continuing repair and maintenance responsibilities under the terms of the lease.

  11)
  Agreement Construction and Dispute Resolution. This agreement shall be construed and any disputes resolved pursuant to the terms of the lease.

        ACKNOWLEDGED AND AGREED by each party's duly authorized representative.

PROLX PHARMACEUTICALS CORP. (PROLX, ASSIGNOR)
By:	/s/ Robert L. Kirkman
Name:	Robert L. Kirkman
Title:	President & CEO
Date:	3/16/07
PROLX PHARMACEUTICALS CORP. (SUCCESSOR PROLX, CO-ASSIGNEE)
By:	/s/ Robert L. Kirkman
Name:	Robert L. Kirkman
Title:	President & CEO
Date:	3/16/07

BIOMIRA, INC. (BIOMIRA, CO-ASSIGNEE)
By:	/s/ Edward A. Taylor
Name:	Edward A. Taylor
Title:	V.P. Finance & Admin. & CFO
Date:	Feb 6 /07
221 E. 6TH ST. LLC, LANDLORD
By:	/s/ David Nichols, a licensed Real Estate Broker in the State of Arizona
Name:	David Nichols
Title:	Managing Member
Date:	Feb 20, 2007

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ASSIGNMENT OF LEASE AGREEMENT
BACKGROUND